Exhibit 7.2

INTEREST IN SECURITIES OF THE ISSUER

                                                   # OF ACPT              % OF ACPT
                                                     SHARES                 SHARES           VOTING         DISPOSITIVE
                                                     OWNED                  OWNED            POWER           POWER
                                                      ---------                 ---------              ------           -----------

James Michael Wilson                        86,397                     1.7%                 Sole                  Sole
                                                       21,350 (1)                    0.4%             Shared             Shared

Interstate Business Corporation           1,549,976                      29.8%                 Sole                  Sole

Wilson Securities Corporation                586,101                               11.3%             Sole                  Sole

Wilson Family L.P.                               21,350                        0.4%               *                   *

James J. Wilson                                    15,289                0.3%             Sole                  Sole

Barbara A. Wilson                                    50                          0.0%                 Sole                  Sole

Kevin J. Wilson                                  86,397                     1.7%                 Sole              Sole

Elizabeth W. Weber                                   86,397                     1.7%                 Sole                 Sole

Thomas B. Wilson                                    86,397                          1.7%                         Sole                  Sole

Mary P. Wilson                                                         86,397                          1.7%                  Sole                 Sole
                                                     21,350 (1)                    0.4%              Shared            Shared

Brian J. Wilson                                  86,397                  1.7%             Sole              Sole

*See Footnote 1.

(1)  Reporting person is a General Partner of The Wilson Family L.P.  The management and control of the business and affairs of the partnership are vested jointly in the General Partners, thus reporting person shares voting and dispositive power over Common Shares owned by Wilson Family L.P.